   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 23, 1998
                                       Registration Statement No.
                                                                 ---------------

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                               CHICO'S FAS, INC.
             (Exact name of Registrant as specified in its charter)


               FLORIDA                                59-2389435
    (State or other jurisdiction                   (I.R.S. Employer
  of incorporation or organization)             Identification Number)

                              11215 METRO PARKWAY
                           FORT MYERS, FLORIDA 33912
                                 (941) 277-6200
                         (Address, including zip code,
                  of Registrant's principal executive offices)


                               CHICO'S FAS, INC.
                   NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                            (Full title of the plan)

                         MARVIN J. GRALNICK, PRESIDENT
                               CHICO'S FAS, INC.
                              11215 METRO PARKWAY
                           FORT MYERS, FLORIDA 33912
                    (Name and address of agent for service)

                                 (941) 277-6200
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
    Title of Securities      Amount to be    Proposed Maximum Offering       Proposed Maximum         Amount of
     to be Registered         Registered        Price Per Share(1)       Aggregate Offering Price  Registration Fee
====================================================================================================================
Common Stock. . . . . . . .  150,000 shs.            $23.3125                 $3,496,875.00            $972.13

====================================================================================================================

(1) Estimated pursuant to Rule 457(c), solely for the purpose of calculating the registration fee, based upon the average of the high and low prices for the common stock reported by the Nasdaq National Market System on December 21, 1998.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        By this reference, the following documents filed or to be filed by Chico's FAS, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated into and made a part of this Registration
Statement:

          1. The Company's Annual Report on Form 10-K (Commission File No. 0-21258) for the Year Ended January 31, 1998, as filed with the Commission on April 27, 1998.

          2. The Company's Quarterly Reports on Form 10-Q (Commission File No. 0-21258) for the Quarters Ended May 2, 1998, August 1, 1998 and October 31, 1998 as filed with the Commission on June 3, 1998, September 2, 1998 and December 11, 1998, respectively.

          3. All documents filed by the Company with the Commission subsequent to the date of this Registration Statement under
               Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated into and made a part of this Registration Statement from the date of filing of such documents with the Commission.

          4. The description of the Common Stock of the Company contained on page 47 of the Company's Prospectus dated November 16, 1993, as filed with the Commission under Rule 424(b) of the Securities Act of 1933, which was a part of the Company's Registration Statement on Form S-1 (Registration Statement No. 33-70620), as amended and which was incorporated by reference in the Company's Registration Statement on Form 8-A as filed with the Commission under the Securities Exchange Act of 1934 (Registration Statement No. 0-21258).


ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Florida Business Corporation Act, as amended (the "Florida Act"), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, against liability Incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he or she is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the Florida Act provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. Article VI of the Company's By-laws provides that the Company shall indemnify any director, officer or employee or any former director, officer or employee to the full extent permitted by law.

        The Company has purchased insurance with respect to, among other things, the liabilities that may arise under the statutory provisions referred to above. The directors and officers of the Company also are insured against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they are not indemnified by the Company.

        The Company has entered into indemnity agreements with each of its directors and executive officers. The indemnity agreements create certain indemnification obligations of the Company in favor of the directors and executive officers and, as a permitted by applicable law, clarify and expand the circumstances under which a director or executive officer will be indemnified.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

ITEM 8. EXHIBITS.


Exhibit
Number                Description
------                ------------
  4.1     Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.2 to the Company's Form 10-Q for the
          Quarter ended September 1, 1992, as filed with the Commission on
          October 15, 1992).



Exhibit
Number     Description
-------    -----------
   4.2     Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.4 to the
           Company's Form 10-Q for the Quarter ended September 1, 1992, as filed with the Commission on
           October 15, 1992).

   5       Opinion of Trenam, Kemker, Scharf, Barkin, Frye, O'Neill & Mullis, as to the legality of the
           Common Stock being registered

   23.1    Consent of Trenam, Kemker, Scharf, Barkin, Frye, O'Neill & Mullis (contained in Exhibit 5)

   23.2    Consent of Arthur Andersen LLP

   24      Powers of Attorney (contained on signature page)

ITEM 9. UNDERTAKINGS.

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the commission by the registrant pursuant to
        Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Myers, State of Florida, on the 21st day of December, 1998.



                                          Chico's FAS, Inc.


                                          By: /s/ Marvin J. Gralnick
                                             ----------------------------------
                                              Marvin J. Gralnick
                                              President and
                                              Chief Executive Officer


        KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of Chico's FAS, Inc., a Florida corporation, for himself and not for one another, does hereby constitute and appoint Marvin J. Gralnick, Charles
J. Kleman and Scott A. Edmonds, and each of them, a true and lawful attorney in his name, place and stead, in any and all capacities, to sign his name to any and all amendments, including post-effective amendments, to this registration statement, with respect to the proposed issuance, sale and delivery of shares of its Common Stock, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys and each of them full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and each of the undersigned for himself hereby ratifies and confirms all that said attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                                                          TITLE                           DATE
---------                                                          -----                           ----
/s/  Marvin J. Gralnick                                 President, Chief Executive          December 21, 1998
-----------------------------------------                  Officer and Director
     Marvin J. Gralnick                                (Principal Executive Officer)


/s/  Charles J. Kleman                                    Chief Financial Officer,          December 21, 1998
-----------------------------------------                 Executive Vice President -
     Charles J. Kleman                                 Finance and Director (Principal
                                                       Financial Officer and Principal
                                                             Accounting Officer)


/s/  Helene B. Gralnick                                           Director                  December 21, 1998
-----------------------------------------
     Helene B. Gralnick

/s/  Verna K. Gibson                                              Director                  December 21, 1998
-----------------------------------------
     Verna K. Gibson


SIGNATURE                                                                   TITLE                          DATE
---------                                                                   -----                          ----


   /s/  Ross E. Roeder                                                       Director                       December 21, 1998
---------------------------------------------------
Ross E. Roeder

   /s/  John W. Burden                                                       Director                       December 21, 1998
----------------------------------------------------
John W. Burden


                                 EXHIBIT INDEX


Exhibit
Number          Description
--------        ----------
  4.1           Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit
                3.2 to the Company's Form 10-Q for the Quarter ended September 1, 1992, as filed with the
                Commission on October 15, 1992).

  4.2           Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.4 to the
                Company's Form 10-Q for the Quarter ended September 1, 1992, as filed with the Commission on
                October 15, 1992).

  5             Opinion of Trenam, Kemker, Scharf, Barkin, Frye, O'Neill & Mullis, as to the legality of the
                Common Stock being registered

  23.1          Consent of Trenam, Kemker, Scharf, Barkin, Frye, O'Neill & Mullis (contained in Exhibit 5)

  23.2          Consent of Arthur Andersen LLP

  24            Powers of Attorney (contained on signature page)
